Exhibit 99.1

LITHIA REPORTS PRELIMINARY RECORD SECOND QUARTER 2017 RESULTS

___________________________________________________

SCHEDULES SECOND QUARTER 2017 CONFERENCE CALL

Medford, Oregon, July 12, 2017 - Lithia Motors, Inc. (NYSE: LAD) today reported that based on preliminary results, second quarter 2017 net income is estimated to be in the range of $51.5 million to $53.0 million, or $2.05 to $2.11 per diluted share. This compares to second quarter 2016 net income of $51.4 million or $2.01 per diluted share. Adjusted second quarter 2017 net income is estimated to be in the range of $55.1 million to $56.6 million, or $2.20 to $2.26 per diluted share compared to $50.2 million or $1.96 per diluted share from the same period a year ago.

As shown in the attached non-GAAP reconciliation tables, our results for the three months ended June 30, 2017, exclude non-core charges in the range of $0.14 to $0.15 related to acquisition expenses and a hail storm insurance reserve. Our results for the three months ended June 30, 2016 exclude a non-core benefit of $0.05 related to an equity investment.

Second Quarter Preliminary Operating Results:

•	Revenue in the range of $2,425 million and $2,475 million
•	Operating income in the range of $100.0 million and $104.0 million and adjusted operating income in the range of $106.0 million and $110.0 million
•	Net income in the range of $51.5 million and $53.0 million and adjusted net income in the range of $55.1 million and $56.6 million
•	Diluted net income per share in the range of $2.05 and $2.11 and adjusted diluted net income per share in the range of $2.20 and $2.26
•	EBITDA in the range of $106.2 million and $108.7 million and adjusted EBITDA in the range of $111.1 million and $113.6 million

Second Quarter Same Store Highlights:

•	Total same store sales increase in the range of 2.3% to 2.6%
•	New vehicle same store sales increase in the range of 0.5% to 0.8%
•	New vehicle same store unit sales decreased (0.4)%
•	Used vehicle retail same store sales increase in the range of 3.8% to 4.1%
•	Used vehicle same store unit sales increased 4.6%
•	Service, body and parts same store sales increase in the range of 6.8% to 7.1%
•	Same store F&I per unit in the range of $1,330 to $1,355

As previously announced, Lithia is launching a $300 million senior notes private offering. We are releasing our preliminary second quarter results in conjunction with the offering.

"We grew revenue and adjusted earnings per diluted share by double digits as our results exceeded our internal projections in the second quarter. Our store leaders continue to modify their tactics in this dynamic market and produced strong results in retail used vehicle sales, service and parts and F&I," said Bryan DeBoer, President and CEO. "The acquisition market remains active and we believe this is an opportune time to access additional capital for growth. We seek greenfield-like returns on our acquisition targets and anticipate further activity in the near future."

Second Quarter Earnings and Conference Call

Lithia also announced its second quarter 2017 earnings will be released before the market opens on Friday, July 28, 2017. A conference call to discuss our earnings results is scheduled for the same day at 10:00 a.m. Eastern Time. The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia

Lithia Motors, Inc. is one of the largest automotive retailers in the United States and is among the fastest growing companies in the Fortune 500. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 160 stores in 18 states. Lithia also arranges finance, warranty, and credit insurance contracts. In addition, Lithia provides vehicle parts, maintenance and repair services at all of its locations.

Sites

www.lithiamotors.com

www.lithiainvestorrelations.com

www.lithiacareers.com

Lithia Motors on Facebook

www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Contact:

John North

Senior Vice President and Chief Financial Officer

(541) 618-5748

Forward-Looking Statements

This filing includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this filing include, among others, statements regarding:

•	Expected operating results for the three months ended June 30, 2017;
•	Our ability to improve store performance an achieve targets and
•	Anticipated acquisition opportunities and our ability to achieve operational improvements and returns on investments.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This filing and Exhibit 99.1 include certain non-GAAP financial measures such as adjusted operating profit, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in Exhibit 99.1. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Selected Financial Data (unaudited)

(In thousands except per share data)

	Three Months	Forecasted Three Months Ended,
	Ended	June 30, 2017
	June 30, 2016	Low	High
Revenues	$2,133,339	$2,425,000	$2,475,000
Operating profit	90,509	100,000	104,000
Net income	51,428	51,500	53,000
Diluted net income per share	2.01	2.05	2.11

Adjusted operating profit	94,007	106,000	110,000
Adjusted net income	50,154	55,130	56,630
Adjusted diluted net income per share	$1.96	$2.20	$2.26

Lithia Motors, Inc.

Reconciliation of EBITDA Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

	Three Months	Forecasted Three Months Ended,
	Ended	June 30, 2017
	June 30, 2016	Low	High
Net income	$51,428	$51,500	$53,000
Other interest expense	5,502	7,170	7,170
Income tax expense	25,875	33,480	34,460
Depreciation and amortization	12,503	14,050	14,050
EBITDA	$95,308	$106,200	$108,680

Other adjustments:
Used vehicle line of credit interest expense (a)	(873)	(1,130)	(1,130)
Equity investment fair value adjustment	5,563	—	—
Acquisition expenses and insurance reserve	—	6,000	6,000
Adjusted EBITDA	$99,998	$111,070	$113,550

(a) Interest expense associated with our used vehicle line of credit under our Credit Facility of $0.9 million for the three months ended June 30, 2016 was included as a component of Other interest expense.

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

	Three Months Ended June 30, 2016
	As reported	Equity investment fair value adjustment	Adjusted
Asset impairments	$3,498	$(3,498)	$—

Income from operations	90,509	3,498	94,007

Other income (expense), net	(1,495)	2,065	570

Income before income taxes	$77,303	$5,563	$82,866
Income tax expense	(25,875)	(6,837)	(32,712)
Net income	$51,428	$(1,274)	$50,154

Diluted earnings per share	$2.01	$(0.05)	$1.96
Diluted share count	25,534